Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Record Second Quarter 2018 Financial Results

•	Second Quarter 2018 Revenues of $512.1 Million, Up 15.2% Compared to Prior Year Quarter

•	Second Quarter Fully Diluted Earnings (Loss) per Share of $1.14 Compared to $(0.13) in Prior Year Quarter; Second Quarter Adjusted EPS of $1.14 Compared to $0.40 in Prior Year Quarter

•	Full Year 2018 Guidance Increased

Washington, D.C., July 26, 2018—FTI Consulting, Inc. (NYSE: FCN) today released record financial results for the quarter ended June 30, 2018.

Second quarter 2018 revenues of $512.1 million increased $67.4 million, or 15.2%, compared to revenues of $444.7 million in the prior year quarter. Excluding the estimated positive impact from foreign currency translation (“FX”), revenues increased by $61.6 million, or 13.8%, compared to the prior year quarter. The increase in revenues was primarily driven by higher demand within the Corporate Finance & Restructuring, Forensic and Litigation Consulting, Strategic Communications and Economic Consulting segments. Net income of $43.6 million compared to a net loss of $5.2 million in the prior year quarter, which included a pretax special charge of $30.1 million related to headcount and real estate actions. The increase in net income was largely due to higher operating profits and a lower effective income tax rate compared to the prior year quarter. Adjusted EBITDA of $72.4 million, or 14.1% of revenues, compared to $40.8 million, or 9.2% of revenues, in the prior year quarter. The increase in Adjusted EBITDA was primarily due to higher revenues and improved utilization.

Second quarter 2018 fully diluted earnings per share (“EPS”) of $1.14 compared to fully diluted loss per share of $(0.13) in the prior year quarter. EPS (Loss) in the prior year quarter included the aforementioned special charge, which reduced EPS by $0.52. Adjusted EPS of $1.14 compared to $0.40 in the prior year quarter.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “We are very pleased with our record first half of 2018. Critically, that success supports our commitment to invest in our people by promoting internally and attracting superb professionals to our firm, which, in turn, allows us to further enhance our ability to help our clients navigate many of the largest and most complex issues in the world.”

Cash Position and Capital Allocation

Net cash provided by operating activities of $34.6 million for the quarter ended June 30, 2018 compared to $10.9 million for the quarter ended June 30, 2017. The increase was primarily due to higher cash collections resulting from increased revenues, which was partially offset by higher income tax payments. Total debt of $375.0 million at June 30, 2018 compared to $445.0 million at March 31, 2018 and $485.0 million at June 30, 2017. Cash and cash equivalents of $116.6 million at June 30, 2018 declined $35.5 million from March 31, 2018.

Second Quarter 2018 Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $23.9 million, or 20.3%, to

$141.4 million in the quarter compared to $117.5 million in the prior year quarter. The increase in revenues was due to higher demand for restructuring services coupled with higher realization for restructuring and business transformation services in the North America and Europe, Middle East and Africa regions. Adjusted Segment EBITDA was $35.8 million, or 25.3% of segment revenues, compared to $20.0 million, or 17.1% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues with improved utilization.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased $22.1 million, or 19.9%, to $133.5 million in the quarter compared to $111.4 million in the prior year quarter. The increase in revenues was primarily driven by higher demand and realization for investigations and construction solutions services. Adjusted Segment EBITDA was $27.6 million, or 20.7% of segment revenues, compared to $13.0 million, or 11.7% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues with improved utilization.

Economic Consulting

Revenues in the Economic Consulting segment increased $9.3 million, or 7.5%, to $133.3 million in the quarter, compared to $124.0 million in the prior year quarter. Excluding the estimated positive impact from FX, revenues increased $7.3 million, or 5.9% compared to the prior year quarter. The increase in revenues was primarily due to higher demand for financial economics and international arbitration services, which was partially offset by lower realization for antitrust services. Adjusted Segment EBITDA was $15.5 million, or 11.6% of segment revenues, compared to $15.5 million, or 12.5% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA was consistent with the prior year quarter, as the increase in revenues was offset by higher variable compensation costs and an increase in billable headcount.

Technology

Revenues in the Technology segment increased $0.9 million, or 1.9%, to $46.4 million in the quarter compared to $45.6 million in the prior year quarter. The increase in revenues was primarily due to higher demand for consulting and hosting services. This was partially offset by lower demand for managed review services related to a decline in merger- and acquisition-related “second requests” and global investigations. Adjusted Segment EBITDA was $7.5 million, or 16.2% of segment revenues, compared to $5.4 million, or 11.9% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues and lower variable compensation costs for managed review services.

Strategic Communications

Revenues in the Strategic Communications segment increased $11.2 million, or 24.3%, to $57.5 million in the quarter compared to $46.2 million in the prior year quarter. Excluding the estimated positive impact from FX, revenues increased $9.6 million, or 20.8%, compared to the prior year quarter. The increase in revenues was primarily due to an increase in both project- and retainer-based revenues related to the financial communications and public affairs practices. Adjusted Segment EBITDA was $11.0 million, or 19.1% of segment revenues, compared to $4.9 million, or 10.5% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues, which was partially offset by higher variable compensation costs.

2018 Guidance

The Company is revising its full year 2018 guidance. The Company now estimates that 2018 revenues will range between $1.910 billion and $1.960 billion. This compares to the previous revenue range of between $1.825 billion and $1.875 billion. The Company now estimates that 2018 EPS will range between $2.90 and $3.30. This compares to the previous EPS range of between $2.35 and $2.65. The Company does not expect Adjusted EPS to differ from EPS.

Second Quarter 2018 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss second quarter 2018 financial results at 9:00 a.m. Eastern Time on July 26, 2018. The call can be accessed live and will be available for replay over the internet for 90 days by logging onto the Company’s investor relations website here.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 4,600 employees located in 28 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $1.81 billion in revenues during fiscal year 2017. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles (“GAAP”). Certain of these measures are considered “non-GAAP financial measures” under the Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP measures:

•	Total Segment Operating Income

•	Adjusted EBITDA

•	Total Adjusted Segment EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

•	Free Cash Flow

We have included the definitions of Segment Operating Income (Loss) and Adjusted Segment EBITDA below in order to more fully define the components of certain non-GAAP financial measures presented in this earnings release. We define Segment Operating Income (Loss) as a segment’s share of Consolidated Operating Income. We define Total Segment Operating Income, which is a non-GAAP financial measure, as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of Consolidated Operating Income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash.

We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenues. We believe that the non-GAAP financial measures, which exclude the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges, when considered together with our GAAP financial results and GAAP measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income (loss) and earnings (loss) per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt and the adjustment related to the adoption of the 2017 U.S. Tax Cuts and Jobs Act (“2017 Tax Act”). We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the effects of the remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt and the adjustment related to the adoption of the 2017 Tax Act, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow as net cash provided by (used in) operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, fluctuations in the price per share of our common stock, adverse financial, real estate or other market and general economic conditions, and other future events, which could impact each of our segments differently and could be outside of our control, the pace and timing of the consummation and integration of future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients, new laws and regulations, or changes thereto, including the 2017 Tax Act, and other risks described under the heading “Item 1A, Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2017, filed with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$116,556	$189,961
Accounts receivable:
Billed receivables	455,707	390,996
Unbilled receivables	368,360	312,569
Allowances for doubtful accounts and unbilled services	(216,612)	(180,687)

Accounts receivable, net	607,455	522,878
Current portion of notes receivable	28,619	25,691
Prepaid expenses and other current assets	54,806	55,649

Total current assets	807,436	794,179
Property and equipment, net	75,046	75,075
Goodwill	1,198,732	1,204,803
Other intangible assets, net	39,379	44,150
Notes receivable, net	90,904	98,105
Other assets	45,915	40,929

Total assets	$2,257,412	$2,257,241

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$93,988	$94,873
Accrued compensation	224,663	268,513
Billings in excess of services provided	33,653	46,942

Total current liabilities	352,304	410,328
Long-term debt, net	371,662	396,284
Deferred income taxes	134,081	124,471
Other liabilities	123,564	134,187

Total liabilities	981,611	1,065,270

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized—5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized—75,000; shares issued and outstanding—38,179 (2018) and 37,729 (2017)	382	377
Additional paid-in capital	280,201	266,035
Retained earnings	1,128,670	1,045,774
Accumulated other comprehensive loss	(133,452)	(120,215)

Total stockholders’ equity	1,275,801	1,191,971

Total liabilities and stockholders’ equity	$2,257,412	$2,257,241

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
	(unaudited)
Revenues	$512,098	$444,715

Operating expenses
Direct cost of revenues	330,318	304,071
Selling, general and administrative expenses	117,897	108,119
Special charges	—	30,074
Amortization of other intangible assets	2,052	2,422

	450,267	444,686

Operating income	61,831	29

Other income (expense)
Interest income and other	2,474	1,592
Interest expense	(6,583)	(6,250)

	(4,109)	(4,658)

Income (loss) before income tax provision	57,722	(4,629)
Income tax provision	14,113	527

Net income (loss)	$43,609	$(5,156)

Earnings (loss) per common share—basic	$1.18	$(0.13)

Weighted average common shares outstanding—basic	37,001	39,555

Earnings (loss) per common share—diluted	$1.14	$(0.13)

Weighted average common shares outstanding—diluted	38,271	39,555

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$(23,683)	$10,174

Total other comprehensive income (loss), net of tax	(23,683)	10,174

Comprehensive income	$19,926	$5,018

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Six Months Ended June 30,
	2018	2017
	(unaudited)
Revenues	$1,009,872	$891,059

Operating expenses
Direct cost of revenues	651,435	613,143
Selling, general and administrative expenses	230,025	215,809
Special charges	—	30,074
Amortization of other intangible assets	4,322	4,915

	885,782	863,941

Operating income	124,090	27,118

Other income (expense)
Interest income and other	674	2,197
Interest expense	(12,827)	(12,051)

	(12,153)	(9,854)

Income before income tax provision	111,937	17,264
Income tax provision	29,383	8,404

Net income	$82,554	$8,860

Earnings per common share—basic	$2.24	$0.22

Weighted average common shares outstanding—basic	36,851	40,039

Earnings per common share—diluted	$2.18	$0.22

Weighted average common shares outstanding—diluted	37,942	40,502

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$(13,237)	$17,544

Total other comprehensive income (loss), net of tax	(13,237)	17,544

Comprehensive income	$69,317	$26,404

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net income (loss)	$43,609	$(5,156)	$82,554	$8,860
Add back:
Special charges	—	30,074	—	30,074
Tax impact of special charges	—	(9,103)	—	(9,103)
Remeasurement of acquisition-related contingent consideration	—	536	—	702
Tax impact of remeasurement of acquisition- related contingent consideration	—	(204)	—	(269)

Adjusted net income	$43,609	$16,147	$82,554	$30,264

Earnings (loss) per common share—diluted	$1.14	$(0.13)	$2.18	$0.22

Add back:
Special charges	—	0.75	—	0.74
Tax impact of special charges	—	(0.23)	—	(0.22)
Remeasurement of acquisition-related contingent consideration	—	0.01	—	0.02
Tax impact of remeasurement of acquisition- related contingent consideration	—	—	—	(0.01)

Adjusted earnings per common share—diluted	$1.14	$0.40	$2.18	$0.75

Weighted average number of common shares outstanding—diluted (1)	38,271	39,932	37,942	40,502

(1)	For the three months ended June 30, 2017, the Company reported a net loss. For the period, the basic weighted average common shares outstanding equals the diluted weighted average common shares outstanding for purposes of calculating U.S. GAAP earnings per share because potentially dilutive securities would be antidilutive. For non-GAAP purposes, Adjusted EPS and diluted weighted average number of common shares outstanding presented herein reflect the impact of inclusion of share-based awards that are considered dilutive based on the impact of the add-backs included in Adjusted Net Income above.

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended June 30, 2018 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$43,609
Interest income and other							(2,474)
Interest expense							6,583
Income tax provision							14,113

Operating income	$34,041	$26,173	$14,024	$3,967	$9,508	$(25,882)	$61,831
Depreciation and amortization	953	1,131	1,377	3,527	586	914	8,488
Amortization of other intangible assets	783	311	71	14	873	—	2,052

Adjusted EBITDA	$35,777	$27,615	$15,472	$7,508	$10,967	$(24,968)	$72,371

Six Months Ended June 30, 2018 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$82,554
Interest income and other							(674)
Interest expense							12,827
Income tax provision							29,383

Operating income	$67,252	$50,503	$31,672	$6,560	$17,873	$(49,770)	$124,090
Depreciation and amortization	1,755	2,159	2,741	6,604	1,179	1,815	16,253
Amortization of other intangible assets	1,574	710	195	76	1,767	—	4,322

Adjusted EBITDA	$70,581	$53,372	$34,608	$13,240	$20,819	$(47,955)	$144,665

Three Months Ended June 30, 2017 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income (loss)							$(5,156)
Interest income and other							(1,592)
Interest expense							6,250
Income tax provision							527

Operating income (loss)	$15,447	$1,183	$8,008	$(1,568)	$(755)	$(22,286)	$29
Depreciation and amortization	768	1,032	1,436	3,001	546	944	7,727
Amortization of other intangible assets	784	372	155	161	950	—	2,422
Special charges	3,049	10,445	5,910	3,827	3,599	3,244	30,074
Remeasurement of acquisition-related contingent consideration	—	—	—	—	536	—	536

Adjusted EBITDA	$20,048	$13,032	$15,509	$5,421	$4,876	$(18,098)	$40,788

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME (LOSS) AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

Six Months Ended June 30, 2017 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$8,860
Interest income and other							(2,197)
Interest expense							12,051
Income tax provision							8,404

Operating income	$24,196	$13,107	$26,510	$2,872	$1,772	$(41,339)	$27,118
Depreciation and amortization	1,549	2,205	2,890	6,207	1,148	2,299	16,298
Amortization of other intangible assets	1,579	796	309	319	1,912	—	4,915
Special charges	3,049	10,445	5,910	3,827	3,599	3,244	30,074
Remeasurement of acquisition-related contingent consideration	—	—	—	—	702	—	702

Adjusted EBITDA	$30,373	$26,553	$35,619	$13,225	$9,133	$(35,796)	$79,107

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended June 30, 2018 (unaudited)
Corporate Finance & Restructuring	$141,355	$35,777	25.3%	67%	$458	871
Forensic and Litigation Consulting	133,527	27,615	20.7%	67%	$340	1,065
Economic Consulting	133,308	15,472	11.6%	69%	$534	695
Technology (1)	46,429	7,508	16.2%	N/M	N/M	293
Strategic Communications (1)	57,479	10,967	19.1%	N/M	N/M	628

	$512,098	$97,339	19.0%			3,552

Unallocated Corporate		(24,968)

Adjusted EBITDA		$72,371	14.1%

Six Months Ended June 30, 2018 (unaudited)
Corporate Finance & Restructuring	$284,277	$70,581	24.8%	69%	$450	871
Forensic and Litigation Consulting	261,566	53,372	20.4%	67%	$334	1,065
Economic Consulting	266,417	34,608	13.0%	70%	$538	695
Technology (1)	87,343	13,240	15.2%	N/M	N/M	293
Strategic Communications (1)	110,269	20,819	18.9%	N/M	N/M	628

	$1,009,872	$192,620	19.1%			3,552

Unallocated Corporate		(47,955)

Adjusted EBITDA		$144,665	14.3%

Three Months Ended June 30, 2017 (unaudited)
Corporate Finance & Restructuring	$117,487	$20,048	17.1%	60%	$403	881
Forensic and Litigation Consulting	111,410	13,032	11.7%	60%	$310	1,070
Economic Consulting	124,004	15,509	12.5%	68%	$542	652
Technology (1)	45,566	5,421	11.9%	N/M	N/M	301
Strategic Communications (1)	46,248	4,876	10.5%	N/M	N/M	659

	$444,715	$58,886	13.2%			3,563

Unallocated Corporate		(18,098)

Adjusted EBITDA		$40,788	9.2%

Six Months Ended June 30, 2017 (unaudited)
Corporate Finance & Restructuring	$223,388	$30,373	13.6%	60%	$390	881
Forensic and Litigation Consulting	222,816	26,553	11.9%	60%	$320	1,070
Economic Consulting	263,225	35,619	13.5%	70%	$548	652
Technology (1)	91,653	13,225	14.4%	N/M	N/M	301
Strategic Communications (1)	89,977	9,133	10.2%	N/M	N/M	659

	$891,059	$114,903	12.9%			3.563

Unallocated Corporate		(35,796)

Adjusted EBITDA		$79,107	8.9%

N/M — Not meaningful

(1)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2018	2017
	(unaudited)
Operating activities
Net income	$82,554	$8,860
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16,253	16,298
Amortization and impairment of other intangible assets	4,322	4,915
Acquisition-related contingent consideration	232	1,172
Provision for doubtful accounts	8,710	5,971
Non-cash share-based compensation	8,563	9,959
Non-cash interest expense and other	993	992
Other	798	242
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(99,299)	(78,100)
Notes receivable	4,214	2,241
Prepaid expenses and other assets	(4,151)	947
Accounts payable, accrued expenses and other	352	(1,887)
Income taxes	13,143	3,087
Accrued compensation	(58,547)	(64,531)
Billings in excess of services provided	(12,722)	7,634

Net cash used in operating activities	(34,585)	(82,200)

Investing activities
Purchases of property and equipment	(16,220)	(13,127)
Other	689	72

Net cash used in investing activities	(15,531)	(13,055)

Financing activities
Borrowings (repayments) under revolving line of credit, net	(25,000)	115,000
Deposits	2,602	3,262
Purchase and retirement of common stock	(14,220)	(102,513)
Net issuance of common stock under equity compensation plans	18,740	(500)
Payments for acquisition-related contingent consideration	(3,029)	(79)

Net cash provided by (used in) financing activities	(20,907)	15,170

Effect of exchange rate changes on cash and cash equivalents	(2,382)	2,438

Net decrease in cash and cash equivalents	(73,405)	(77,647)
Cash and cash equivalents, beginning of period	189,961	216,158

Cash and cash equivalents, end of period	$116,556	$138,511